UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Abpro Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	87-1013956
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

68 Cummings Park Drive Woburn, MA	01801
(Address of principal executive offices)	(Zip Code)

Abpro Holdings, Inc. 2024 Equity Incentive Plan

Abpro Corporation 2014 Stock Incentive Plan

(Full title of the plan)

Miles Suk

Chief Executive Officer
68 Cummings Park Drive

Woburn, MA 01801

(Name and address of agent for service)

(800) 396-5890
Telephone number, including area code, of agent for service

Copies to: Jonathan H. Talcott E. Peter Strand Michael K. Bradshaw, Jr. Nelson Mullins Riley & Scarborough LLP 101 Constitution Avenue NW, Suite 900 Washington, DC 20001 Telephone: (202) 689-2800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

EXPLANATORY NOTE

This registration statement on Form S-8 (the “Registration Statement”) is being filed by Abpro Holdings, Inc. (f/k/a Atlantic Coastal Acquisition Corp. II) (the “Registrant”) with the U.S. Securities and Exchange Commission (the “SEC”) to register the issuance of 6,240,773 shares of common stock, par value $0.0001 per share (the “Common Stock”) issuable pursuant to the Abpro Holdings, Inc. 2024 Equity Incentive Plan (the “2024 Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of Common Stock which may be offered and issued to prevent dilution from stock splits, subdivisions, dividends, bonus issues of shares or similar transactions as provided in the 2024 Plan.

On November 13, 2024, the Registrant completed its Business Combination with Abpro Corporation (“Abpro Corporation”). In connection with the Business Combination, the Registrant agreed to reserve 10,872,400 shares of Common Stock to be issued pursuant to Rollover Options and Rollover RSUs (each as defined in the Reoffer Prospectus) that were originally issued by Abpro Corporation pursuant to the Abpro Corporation 2014 Stock Incentive Plan (the “Rollover Shares”). The Rollover Shares were assumed and will be issued under the 2024 Plan. As of the date of the Registration Statement, there were 6,985,959 shares of Common Stock to be reserved for issuance pursuant to the Rollover Options and Rollover RSUs.

This Registration Statement also includes a prospectus (the “Reoffer Prospectus”) prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. This Reoffer Prospectus may be used for the reoffer and resale of shares of Common Stock on a continuous or delayed basis that may be deemed to be “control securities” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, that are issuable to certain of our executive and other officers and directors identified in the Reoffer Prospectus, and “restricted securities”, which are defined for purposes of General Instruction C to Form S-8 as securities issued under any employee benefit plan of the registrant meeting the definition of “restricted securities” in Rule l44(a)(3), whether or not held by affiliates of the registrant, acquired by the selling security holder prior to the filing of the Registration Statement. The number of shares of Common Stock included in the Reoffer Prospectus represents shares of Common Stock issuable to the selling stockholders pursuant to Rollover Options and Rollover RSUs previously granted to the selling stockholders and does not necessarily represent a present intention to sell any or all such shares of Common Stock. The number of shares of Common Stock to be offered or resold by means of the Reoffer Prospectus by the selling stockholders, and any other person with whom any of them is acting in concert for the purpose of selling Common Stock, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

PART I

INFORMATION REQUIRED IN THE

SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*	Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8. The documents containing information specified in this Part I will be separately provided to the participants covered by the Abpro Holdings, Inc. 2024 Equity Incentive Plan (the “2024 Plan”), as specified by Rule 428(b)(1) under the Securities Act.

Such documents are not required to be and are not filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. The Registrant will provide a written statement to participants advising them of the availability without charge, upon written or oral request, of the documents incorporated by reference in Item 3 of Part II hereof and including the statement in the preceding sentence. The written statement to all participants will indicate the availability without charge, upon written or oral request, of other documents required to be delivered pursuant to Rule 428(b) of the Securities Act, and will include the address and telephone number to which the request is to be directed.

Reoffer Prospectus

Abpro Holdings, Inc.

6,985,959 shares of Common Stock

This reoffer prospectus relates to 6,985,959 shares (the “Shares”) of common stock, par value $0.0001 per share (the “Common Stock”) of Abpro Holdings, Inc. (“New Abpro,” the “Company” or the “Registrant”), which may be offered from time to time by certain stockholders that are current or former employees, consultants, and advisors of the Registrant (the “Selling Stockholders”) for their own accounts. We will not receive any of the proceeds from the sale of Shares by the Selling Stockholders made hereunder. The Shares were or will be acquired upon the exercise of stock options (the “Rollover Options”) and restricted stock units (the “Rollover RSUs”) assumed by the Company in connection with the Company’s Business Combination with Abpro Corporation (“Abpro Corporation”) and were originally issued by Abpro Corporation pursuant to the Abpro Corporation 2014 Stock Incentive Plan.

The Selling Stockholders may sell the securities described in this reoffer prospectus in a number of different ways and at varying prices, including sales in the open market, sales in negotiated transactions and sales by a combination of these methods. The Selling Stockholders may sell any, all or none of the Shares and we do not know when or in what amount the Selling Stockholders may sell their Shares hereunder following the effective date of this Registration Statement. The price at which any of the Shares may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. The Shares may be sold at the market price of the Common Stock at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of Shares. The Shares may be sold through underwriters or dealers which the Selling Stockholders may select. If underwriters or dealers are used to sell the Shares, we will name them and describe their compensation in a prospectus supplement. We provide more information about how the Selling Stockholders may sell their Shares in the section titled “Plan of Distribution.” The Selling Stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders will be borne by us.

Our Common Stock and our public warrants are listed on the Nasdaq Global Market (“Nasdaq”) under the symbols “ABP” and “ABPWW,” respectively. On June 17, 2025, the closing price of our Common Stock was $0.22 and the closing price for our public warrants was $0.02.

The amount of securities to be offered or resold under this reoffer prospectus by each Selling Stockholder or other person with whom he or she is acting in concert for the purpose of selling our securities, may not exceed, during any three month period, the amount specified in Rule 144(e) under the Securities Act of 1933, as amended (the “Securities Act”).

We are an “emerging growth company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in “Risk Factors” beginning on page 6 of this reoffer prospectus.

The Securities and Exchange Commission (the “SEC”) may take the view that, under certain circumstances, the Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. See the section titled “Plan of Distribution.”

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this reoffer prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 18, 2025

You should rely only on the information contained in this reoffer prospectus or in any accompanying prospectus supplement by us or on our behalf. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume the information appearing in this reoffer prospectus is accurate only as of the date on the front cover of this reoffer prospectus, regardless of the time of delivery of this reoffer prospectus or of any sale of the Shares. Our business, financial condition, results of operations and prospects may have changed since that date. You should also read this reoffer prospectus together with the additional information described under “Where You Can Find Additional Information” and “Incorporation of Documents by Reference.”

Unless the context otherwise requires, we use the terms “New Abpro,” “we,” “us” and “our” in this reoffer prospectus to refer to Abpro Holdings, Inc. and its consolidated subsidiaries.

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PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this reoffer prospectus. Because it is only a summary, it does not contain all of the information that you should consider before investing in our Securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this reoffer prospectus. Before you decide to invest in our Securities, you should read the entire prospectus carefully, including “Risk Factors” and the financial statements of New Abpro and related notes thereto included elsewhere in this reoffer prospectus.

The Company

New Abpro is a biotechnology company dedicated to developing next-generation antibody therapeutics with the goal of improving the lives of patients with severe and life-threatening diseases. New Abpro is focused on novel antibody constructs for immuno-oncology and ophthalmology. By leveraging its proprietary DiversImmune® and MultiMabTM antibody discovery and engineering platforms, New Abpro is developing a pipeline of next-generation antibodies, both independently and through collaborations with global pharmaceutical and research institutions.

The Background

On November 13, 2024, to Atlantic Coastal Acquisition Corp. II (“ACAB”) completed a series of transactions that resulted in the combination (the “Business Combination”) of ACAB with Abpro Corporation pursuant to the previously announced Business Combination Agreement, dated December 11, 2023, amended by an amendment dated September 4, 2024 (the “BCA”), by and among ACAB, Abpro Merger Sub Corp., a Delaware corporation and a wholly owned subsidiary of ACAB (“Merger Sub”), and Abpro Corporation (the “Closing”), following the approval at the special meeting of the shareholders of ACAB held on November 7, 2024 (the “Special Meeting”). On November 12, 2024, pursuant to the BCA, and as described in greater detail in the Company’s final prospectus and definitive proxy statement, which was filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 18, 2024 (the “Proxy Statement/Prospectus”), Merger Sub merged with and into Abpro Corporation, with Abpro Corporation surviving the merger as a wholly owned subsidiary of ACAB, and ACAB changed its name to Abpro Holdings, Inc. As consideration for the Business Combination, New Abpro issued to or reserved for Abpro Corporation shareholders an aggregate of approximately 50,000,000 shares of Common Stock, consisting of 39,123,200 shares of Common Stock issued to Abpro Corporation shareholders, and 10,872,400 shares of Common Stock reserved for issuance in connection with certain Abpro Corporation Rollover RSUs and Rollover Options (collectively, the “Merger Consideration”). In addition, New Abpro issued an aggregate of 3,367,401 shares of Common Stock to the PIPE investors in connection with the PIPE Financing, an aggregate of 1,282,852 shares to various vendors in connection with the closing of the Business Combination (the “Closing”), and Atlantic Coastal Acquisition Management II LLC forfeited and New Abpro cancelled 966,442 shares of Common Stock.

Simultaneous with the Closing, New Abpro also completed its previously announced private investment in public equity, issuing 1,122,467 shares of Common Stock and 2,244,934 Incentive Shares, which raised $7.0 million in gross proceeds.

Our Common Stock and our public warrants are listed on the Nasdaq Global Market (“Nasdaq”) under the symbols “ABP” and “ABPWW,” respectively. On June 17, 2025, the closing price of our Common Stock was $0.22 and the closing price for our public warrants was $0.02.

The rights of holders of our Common Stock and warrants are governed by our second amended and restated certificate of incorporation (the “Charter”) and our amended and restated bylaws (the “Bylaws”) and the General Corporation Law of the State of Delaware (the “DGCL”), and in the case of the public warrants, the Public Warrant Agreement, dated January 13, 2022, by and between ACAB and Continental Stock Transfer & Trust Company (the “Public Warrant Agreement”) and the Private Warrant Agreement, dated January 13, 2022, by and between ACAB and Continental Stock Transfer & Trust Company (the “Private Warrant Agreement” and, together with the Public Warrant Agreement, the “Warrant Agreements”).

Implications of Being an Emerging Growth Company

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we may benefit from specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	presentation of only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations in this reoffer prospectus;

●	reduced disclosure about our executive compensation arrangements;

●	no non-binding stockholder advisory votes on executive compensation or golden parachute arrangements;

●	exemption from any requirement of the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis); and

●	exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may benefit from these exemptions until we cease to be an emerging growth company. We will cease to be an emerging growth company upon the earliest of: (a) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (b) the last day of the fiscal year following the fifth anniversary of the date of the completion of the ACAB initial public offering; (c) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (d) the date on which we are deemed to be a “large accelerated” filer under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We may choose to benefit from some but not all of these reduced disclosure obligations in future filings. If we do, the information that we provide stockholders may be different than you might get from other public companies in which you hold stock.

Summary Risk Factors

You should consider all the information contained in this reoffer prospectus before making a decision to invest in our Common Stock. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully under Part I, Item 1A, “Risk Factors,” included in our Annual Report on Form 10-K, filed with the SEC on April 15, 2025 (the “Annual Report”):

Risks Related to Our Business and Industry

●	Our management has concluded that uncertainties around our ability to raise additional capital raise substantial doubt about our ability to continue as a going concern, including drug development;

●	Drug development is a highly uncertain undertaking and involves a substantial degree of risk;

●	Our product candidates are in early stages of development and have never been tested in a human subject;

●	The market may not be receptive to our product candidates based on our novel therapeutic modality, and we may not generate any revenue from the sale or licensing of product candidates;

●	We will need substantial additional funds to advance development of our product candidates, and we cannot guarantee that we will have sufficient funds available in the future to develop and commercialize our current or future product candidates;

●	Through our AbMed subsidiary, we have in-licensed certain intellectual property rights relating to ABP-201 from MedImmune Limited, or MedImmune (now AstraZeneca), and are in breach of the terms of our license agreement with MedImmune/AstraZeneca;

●	We have entered, and may in the future seek to enter, into collaborations with third parties for the development and commercialization of our product candidates. If such collaborations are not successful, we may not be able to capitalize on the market potential of our product candidates;

●	If our partners cease development efforts under our existing or future collaborations, or if any of those agreements is terminated, these collaborations may fail to lead to commercial products, and we may never receive milestone payments or future royalties under these agreements;

●	If third parties on which we intend to rely on to conduct certain preclinical studies, or any future clinical trials, do not perform as contractually required, fail to satisfy regulatory or legal requirements or miss expected deadlines, our development program could be delayed with material and adverse effects on our business, financial condition, results of operations and prospects;

●	Because we may rely on third-party manufacturing and supply partners for preclinical and clinical development materials, our supply may become limited or interrupted or may not be of satisfactory quantity or quality;

●	We face competition from entities that have developed or may develop product candidates for the treatment of the diseases that we are initially targeting, including companies developing novel treatments and technology platforms;

●	Any inability to attract and retain qualified key management, technical personnel and employees would impair our ability to implement our business plan; and

●	Litigation and legal proceedings may substantially increase our costs and harm our business.

Risks Related to Intellectual Property

●	If we are unable to obtain or protect intellectual property rights related to our technology and current or future product candidates, or if our intellectual property rights are inadequate, we may not be able to compete effectively;

●	If we fail to comply with our obligations under any license, collaboration or other intellectual property related agreements, we may be required to pay damages and could lose intellectual property rights that are necessary for developing, commercializing and protecting our current or future technologies or product candidates or we could lose certain rights to grant sublicenses;

●	Patent terms may be inadequate to protect our competitive position on our current or future technologies or product candidates for an adequate amount of time;

●	We may not be able to protect our intellectual property rights throughout the world, which could negatively impact our business; and

●	If we are unable to protect the confidentiality of our trade secrets, our business and competitive position would be harmed.

Risks Related to Government Regulation

●	Clinical development involves a lengthy and expensive process with an uncertain outcome, and results of earlier studies and trials may not be predictive of future trial results;

●	We may be unable to obtain U.S. or foreign regulatory approval and, as a result, be unable to commercialize our product candidates, resulting in substantial harm to our business;

●	We may in the future conduct clinical trials for current or future product candidates outside the United States, and the FDA and comparable foreign regulatory authorities may not accept data from such trials;

●	Even if we receive regulatory approval for any of our product candidates, we will be subject to ongoing regulatory obligations and continued regulatory review, which may result in significant additional expense. Additionally, our product candidates, if approved, could be subject to labeling and other restrictions and market withdrawal and we may be subject to penalties if we fail to comply with regulatory requirements or experience unanticipated problems with our products;

●	Healthcare legislative reform measures may have a material adverse effect on our business and results of operations;

●	If we or existing or future partners, manufacturers or service providers fail to comply with healthcare laws and regulations, we or they could be subject to enforcement actions, which could affect our ability to develop, market and sell our products and may harm our reputation; and

●	We are subject to U.S. and foreign anti-corruption and anti-money laundering laws with respect to our operations and non-compliance with such laws can subject us to criminal and/or civil liability and harm our business.

Risks Related to Our Organization and Structure

●	The Charter and the Bylaws provide that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, or employees;

●	Anti-takeover provisions in our governing documents and under Delaware law could make an acquisition of us more difficult, limit attempts by our stockholders to replace or remove our current management and limit the market price of our Common Stock;

●	New Abpro’s management team may not successfully or efficiently manage its transition to being a public company;

●	We have identified material weaknesses in our internal control over financial reporting, which could affect our ability to ensure timely and reliable financial reports and weaken investor confidence in our financial reporting;

●	The restatement of prior period financial statements may affect investor confidence and raise reputational issues; and

●	New Abpro is an “emerging growth company,” and its reduced SEC reporting requirements may make its shares less attractive to investors.

Risks Related to an Investment in Our Securities

●	An active market for New Abpro’s securities may not develop, which would adversely affect the liquidity and price of New Abpro’s securities;

●	Our failure to meet Nasdaq’s continued listing requirements could result in a delisting of New Abpro’s Common Stock and Public Warrants;

●	The market price for our Common Stock may decline;

●	The Common Stock price may fluctuate, and you could lose all or part of your investment as a result;

●	New Abpro stockholders may experience dilution in the future;

●	There is no guarantee that the Warrants will ever be in the money; they may expire worthless, or the terms of Warrants may be amended;

●	There may be sales of a substantial amount of our Common Stock by current stockholders, and these sales could cause the price of our Common Stock to fall; and

●	It is not possible to predict the actual number of shares we will sell under the SEPA, or the actual gross proceeds resulting from those sales. Further, we may not have access to any or the full amount available under the SEPA.

Corporate Information

New Abpro’s principal executive offices are located at 68 Cummings Park Drive, Woburn, MA 01801, and New Abpro’s telephone number is 1-800-396-5890.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully read and review the risk factors discussed under the caption “Risk Factors” in our Annual Report, the risk factors discussed under the caption “Risk Factors” in any accompanying prospectus supplement, and any risk factors discussed in our other filings with the SEC which are incorporated by reference into this reoffer prospectus and any accompanying prospectus supplement before investing in our securities. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also materially and adversely affect us. If any of the risks or uncertainties described in our Annual Report, any accompanying prospectus supplement or our other filings with the SEC or if any additional risks and uncertainties actually occur, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that case, the trading price of our securities could decline, and you could lose all or part of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This reoffer prospectus, and any documents we incorporate by reference, contain certain forward-looking statements that involve substantial risks and uncertainties. All statements contained in this reoffer prospectus and any documents we incorporate by reference, other than statements of historical facts, are forward-looking statements including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

Forward-looking statements appear in a number of places in this reoffer prospectus and the documents incorporated by reference herein, including, without limitation, in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Risk Factors” and “Our Business.” In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of the management of New Abpro and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated.

All subsequent written and oral forward-looking statements concerning matters addressed in this reoffer prospectus and attributable to New Abpro or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this reoffer prospectus. Except to the extent required by applicable law or regulation, New Abpro undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this reoffer prospectus or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Shares. All proceeds from the sale of the Shares will be for the account of the Selling Stockholders, as described below. See the sections titled “Selling Stockholders” and “Plan of Distribution” described below.

SELLING STOCKHOLDERS

This reoffer prospectus relates to the resale by the Selling Stockholders from time to time of up to an aggregate of 6,985,959 shares of Common Stock underlying Rollover Options and Rollover RSUs that were assumed by the Company in connection with the Business Combination. The Selling Stockholders may from time to time offer and sell any or all of the shares of Common Stock set forth below pursuant to this reoffer prospectus and any accompanying prospectus supplement. When we refer to the “Selling Stockholders” in this reoffer prospectus, we refer to the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and other permitted transferees that hold any of the Selling Stockholders’ interest in the Shares after the date of this reoffer prospectus.

The following table sets forth information concerning the Shares that may be offered from time to time by each Selling Stockholder. We cannot advise you as to whether the Selling Stockholders will in fact sell any or all of such Shares. In particular, the Selling Stockholders identified below may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities in transactions exempt from registration under the Securities Act.

The following table sets forth certain information provided by or on behalf of the Selling Stockholders concerning the Shares that may be offered from time to time by each Selling Stockholder with this reoffer prospectus. See “Plan of Distribution.” For the purposes of this following table, we have assumed that the Selling Stockholders will have sold all of the securities covered by this reoffer prospectus upon the completion of the offering.

The percentage ownership of voting securities in the following table is based on 61,831,012 shares of Common Stock deemed issued and outstanding as of June 16, 2025. The beneficial ownership information in this table excludes the shares underlying outstanding warrants and shares subject to outstanding grants or awards under the 2024 Plan.

Selling Stockholder	Shares of Common Stock Beneficially Offered	Common Stock Beneficially Owned After the Offered Shares are Sold	% of Common Stock Beneficially Owned After the Offered Shares are Sold
1Rx DigiPharm	4,908	—	—
Benjamin Barros	2,045	—	—
Biocelsus International Co. Ltd.	613,467	—	—
Eugene Chan	4,482,200	—	—
Josue Duarte	2,045	—	—
Sanam Ebtehaj	10,224	—	—
Olga Gusikhina	6,135	—	—
Christian Holmer	61,347	—	—
James Yim	44,431	—	—
Thomas Kruas	10,224	—	—
Robert Langer	459,041	419,800	*	%
Ron Levy	22,210	—	—
Robert Markelewicz	760,490	—	—
Shaun Murphy	172,977	—	—
Adam Pelzek	24,539	—	—
Jin Wook (Miles) Suk	6,388	140,127	*	%
Chilung (Mark) Tang	67,735	10,600	*	%
Mengsha Wang	59,245	59,000	*	%
Thomas Weng	92,020	147,900	*	%
Qing Zhang	38,945	—	—
Chaohua Zhang	28,984	—	—
Xiaowu Zhang	16,359	—	—

*	Less than one percent

PLAN OF DISTRIBUTION

We are registering for resale by the Selling Stockholders from time to time up to 6,985,959 shares of Common Stock underlying Rollover Options and Rollover RSUs that were assumed by the Company in connection with the Business Combination. We will not receive any proceeds from the sale of the Shares by the Selling Stockholders. The aggregate proceeds to the Selling Stockholders will be the purchase price of the securities less any discounts and commissions borne by the Selling Stockholders.

The Selling Stockholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Stockholders in disposing of the securities. We are required to pay all other fees and expenses incident to the registration of the Shares to be offered and sold pursuant to this reoffer prospectus.

The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Stockholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Stockholders and any of their permitted transferees may sell their securities offered by this reoffer prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions.

The Selling Stockholders may sell their shares by one or more of, or a combination of, the following methods:

●	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this reoffer prospectus;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	block trades in which the broker-dealer so engaged will attempt to sell the offered securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	an over-the-counter distribution in accordance with the rules of Nasdaq;

●	through trading plans entered into by a Selling Stockholder pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are in place at the time of an offering pursuant to this reoffer prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

●	through the distribution of the securities by any Selling Stockholder to its partners, members or stockholders

●	through one or more underwritten offerings on a firm commitment or best efforts basis;

●	settlement of short sales entered into after the effective date the registration statement of which this reoffer prospectus is a part;

●	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share or warrant;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

●	in privately negotiated transactions;

●	in options transactions;

●	through a combination of any of the above methods of sale; or

●	any other method permitted pursuant to applicable law.

There can be no assurance that the Selling Stockholders will sell all or any of the securities offered by this reoffer prospectus. In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this reoffer prospectus. The Selling Stockholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

The Selling Stockholders and any other person participating in the sale of the Shares will be subject to the Exchange Act rules including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Stockholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular Shares being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

The Selling Stockholders may indemnify any broker or underwriter that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

The validity of the securities offered by this reoffer prospectus has been passed upon for us by Nelson Mullins Riley & Scarborough LLP, Washington, DC.

EXPERTS

The consolidated financial statements of Abpro Holdings, Inc. as of December 31, 2024 and 2023, and for each of the two years in the period ended December 31, 2024 have been audited by Wolf & Company, P.C., independent registered public accounting firm, as set forth in their report in the Company’s Annual Report on Form 10-K incorporated by reference herein, and are incorporated in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The following documents filed with the SEC are hereby incorporated by reference in this reoffer prospectus:

●	the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 (filed on April 15, 2025);

●	the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 (filed on May 15, 2025);

●	the Company’s Current Reports on Form 8-K filed with the SEC on March 6, 2025, March 7, 2025, April 8, 2025, April 8, 2025, April 15, 2025, April 16, 2025, and April 24, 2025; and

●	the description of the Registrant’s Common Stock contained in Exhibit 4.7 to our Annual Report on Form 10-K for the year ended December 31, 2024 (filed on April 15, 2025).

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

You should rely only on the information that we incorporate by reference or provide in this reoffer prospectus. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this reoffer prospectus by reference is accurate as of any date other than the date of the document containing the information.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may inspect these reports and other information without charge at a website maintained by the SEC. The address of this site is http://www.sec.gov.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and on our website at https://abpro.co. The information found on, or that can be accessed from or that is hyperlinked to, our website is not part of this reoffer prospectus. You may inspect a copy of the registration statement through the SEC’s website, as provided herein.

Abpro Holdings, Inc.

6,985,959 shares of Common Stock

REOFFER PROSPECTUS

June 18, 2025

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the SEC are hereby incorporated by reference into this registration statement (in each case excluding any information furnished and not filed according to applicable rules, such as information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K):

●	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2024 (filed on April 15, 2025);

●	the Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2025 (filed on May 15, 2025);

●	the Registrant’s Current Reports on Form 8-K filed with the SEC on March 6, 2025, March 7, 2025, April 8, 2025, April 8, 2025, April 15, 2025, April 16, 2025, and April 24, 2025; and

●	the description of the Registrant’s Common Stock contained in Exhibit 4.7 to our Annual Report on Form 10-K for the year ended December 31, 2024 (filed on April 15, 2025).

All documents subsequently filed with the SEC by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement (in each case excluding any information furnished and not filed according to applicable rules, such as information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K) and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this registration statement, modifies or supersedes such prior statement. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the DGCL provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

In accordance with Section 102(b)(7) of the DGCL, the Charter provides that a director will not be personally liable to the Registrant or the Registrant’s stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Registrant or the Registrant’s stockholders, (ii) for acts of bad faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective. Accordingly, these provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director’s breach of his or her duty of care.

The Charter provides that the Registrant will indemnify its present and former directors and officers to the fullest extent permitted by the DGCL and that such indemnification will not be exclusive of any other rights to which those seeking indemnification may have or hereafter acquire under law, the charter, the Bylaws, an agreement, a vote of stockholders or disinterested directors, or otherwise.

The Registrant has entered into indemnification agreements with each of its current directors and executive officers. These agreements require the Registrant to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to the Registrant, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. The Registrant also intends to enter into indemnification agreements with future directors and executive officers.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The exhibits required to be filed as part of this registration statement are listed in the Exhibit Index set forth below immediately preceding the signature page to this registration statement.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 25, 2024)

4.2	New Abpro Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on November 25, 2024)

4.3#	Abpro Holdings, Inc. 2024 Equity Incentive Plan (incorporated by reference to Exhibit 10.9 to the Company’s Current Report on Form 8-K filed with the SEC on November 25, 2024)

4.4*#	Form of Rollover RSU Award Agreement

4.5*#	Form of Rollover Stock Option Award Agreement

4.6*#	Form of RSU Award Agreement

4.7*#	Form of Option Award Agreement

5.1*	Opinion of Nelson Mullins Riley & Scarborough LLP

23.1*	Consent of Wolf & Company, P.C

23.2*	Consent of Nelson Mullins Riley & Scarborough LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page hereto)

107*	Filing Fee Table

*	Filed herewith

#	Denotes compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woburn, Massachusetts on June 18, 2025.

ABPRO HOLDINGS, INC.

By:	/s/ Miles Suk
Name:	Miles Suk
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Miles Suk, with full power of substitution, such person’s true and lawful attorney-in-fact and agent for such person, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determines may be necessary or advisable or required to comply with the Securities Act of 1933 and any rules or regulations or requirements of the SEC in connection with this registration statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments, both pre-effective and post-effective, and supplements to this registration statement, and to any and all instruments or documents filed as part of or in conjunction with this registration statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that said attorney and agent shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 18, 2025:

Signature	Title

/s/ Miles Suk	Chief Executive Officer and Director
Miles Suk	(Principal Executive Officer, Principal Financial and Accounting Officer)

/s/ Anthony D. Eisenberg	Director
Anthony D. Eisenberg

/s/ Soo Young Lee	Director
Soo Young Lee

/s/ Ian McDonald	Director
Ian McDonald